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                                                                  Exhibit 23.3

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-60970) and related Prospectus of Swift Transportation Co., Inc., for the registration of its common stock and to the incorporation by reference therein of our report dated February 1, 2001, with respect to the consolidated financial statements and schedule of M.S. Carriers, Inc., included in the Annual Report (Form 10-K/A) of M.S. Carriers, Inc. for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP


Memphis, Tennessee
June 14, 2001